Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2015 RESULTS

First quarter 2015 diluted earnings per share of $0.74 compared with $0.61 last year

Comparable store sales increased 1.8% in first quarter

SAVANNAH, GA (May 20, 2015) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the first quarter of fiscal 2015.

Financial Highlights — First quarter ended May 2, 2015

Total sales in the first quarter ended May 2, 2015 increased 3.7% to $194.9 million compared with $188.0 million in the first quarter ended May 3, 2014.  Comparable store sales increased 1.8% in the quarter.

The Company had net income of $11.3 million, or $0.74 per diluted share, in the first quarter of 2015 compared with $9.1 million, or $0.61 per diluted share, in last year’s first quarter.

During the first quarter, the Company opened four new stores and relocated or expanded three other stores.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2937.  A replay of the conference call will be available until May 27, 2015, by dialing (402) 977-9140 and entering the passcode, 21761233.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 515 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Jason Mazzola
	Chief Operating Officer and	President and Chief Executive Officer
	Chief Financial Officer	(912) 443-3990
(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 2, 2015	May 3, 2014
	(unaudited)	(unaudited)
Net sales	$194,913	$188,016

Cost of sales (exclusive of depreciation shown separately below)	(117,509)	(114,767)
Selling, general and administrative expenses	(55,812)	(53,975)
Depreciation	(4,813)	(5,160)
Income from operations	16,779	14,114
Interest income	56	53
Interest expense	(47)	(48)
Income before income taxes	16,788	14,119
Income tax expense	(5,509)	(5,040)
Net income	$11,279	$9,079

Basic net income per common share	$0.75	$0.61
Diluted net income per common share	$0.74	$0.61

Weighted average shares used to compute basic net income per share	15,096	14,901
Weighted average shares used to compute diluted net income per share	15,181	14,902

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	May 2, 2015	May 3, 2014
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$86,808	$81,433
Short-term investment securities	20,707	7,345
Inventory	116,152	112,720
Prepaid and other current assets	17,965	16,885
Property and equipment, net	44,945	52,960
Long-term investment securities	21,328	19,096
Other noncurrent assets	6,016	7,483
Total assets	$313,921	$297,922

Liabilities and Stockholders’ Equity:
Accounts payable	$56,954	$51,603
Accrued liabilities	25,744	26,210
Other current liabilities	3,522	5,158
Noncurrent liabilities	5,554	6,814
Total liabilities	91,774	89,785

Total stockholders’ equity	222,147	208,137
Total liabilities and stockholders’ equity	$313,921	$297,922